Securities Dealing Policy
Coronado Global Resources Inc.
Adopted by the Board on 21 September 2018
Amended by the Board on 16 February 2024

What is the purpose of this Policy?

Securities Deadline Policy page 2
1

What is the purpose of this Policy?
It is unlawful under provisions of the Securities Exchange

Act of 1934 (the “Exchange

Act”)
and rules adopted thereunder

by the United States

Securities and Exchange Commission
as

well

as

under

rules

adopted

by

the

Australian

Securities

Exchange

(the

“ASX”)

for
insiders to purchase or sell securities based upon material information which has not been publicly

disclosed.

The

purpose

of

the

Securities

Dealing

Policy

(“Policy”)

is

to

assure
compliance with these laws and rules and to:
●

ensure that public confidence is maintained in the reputation of Coronado
Global Resources Inc. (the Company), the directors and

employees of the
Company and in the trading of the Company’s securities;
●

explain the Company’s policy and procedures for the buying and selling of securities to assist the directors and employees; and
●

recognize that some types of dealing in securities are prohibited by law.
There are

strictly

enforced

criminal sanctions

against

anyone breaching

these

rules

and
engaging in what is commonly called “insider trading”.
In this

Policy, a

reference to

"securities" means

securities in

the Company

and any

other
financial

products

of

the

Company

quoted

on

the

ASX

or

any

other

exchange

or
marketplace. For the avoidance of doubt, securities includes:
●

CHESS Depository Interests (CDIs) (as defined in the ASX Listing

Rules);
●

common stock; and
●

preferred stock.
2

Scope of this Policy
2.1

Who must comply with this Policy?
This

Policy

applies

to

all

directors

of

the

Company

(“Directors”),

executives,

officers,
employees, contractors and consultants of the Company

(collectively, “Employees”).
2.2

Who are "Restricted Persons"?
Certain aspects of this

Policy apply only to

Restricted Persons who, for

the purposes of this
Policy, are:
●

Directors;
●

Direct reports to the Chief Executive Officer (“CEO”) and key management personnel of the Company who have been advised by

the Chief Legal Officer
(“CLO”) or the Group Company Secretary (“Secretary”)

that they are subject to
special restrictions under this Policy (“Senior Executives

”); and
●

employees who regularly possess inside information and who have been advised by the CLO or Secretary that they are subject

to special restrictions
under this Policy (“Nominated Employees”).
Restricted

Persons

must

also

take

steps

in

relation

to

dealings

by

their

“Connected
Persons”. See section 4.7 below for further information.

Restrictions applying to all Employees

Securities Deadline Policy page 3
3

Restrictions applying to all Employees
3.1

No dealing while in possession of Inside Information
Inside Information is information that:
●

is not generally available to the market; and
●

if it were generally available to the market, a reasonable person would expect it to have a material effect (upwards or downwards) on the

price or value of a
security or which an informed investor would consider

relevant to making an
investment decision.
Inside Information may include matters of supposition,

matters that are not yet certain and
matters relating to a person’s intentions.
While in possession of Inside Information, Employees shall not:
●

trade in the Company’s securities (for example, by buying or selling the
Company's securities);
●

procure another person to acquire or sell the Company’s securities (for example, by arranging for your spouse or a company you own

to buy or sell
Company securities on your behalf);
●

communicate the Inside Information to another person, known as tipping (for example, by providing any other person a tip about the Company's securities if
you know, or ought reasonably to know, that the person

will act on that tip (i.e.
they will buy or sell Company securities) or procure someone else to act on that
tip).
Section 6 below contains further details regarding the scope of the insider trading laws.
3.2

The Front Page Test
It is important that public

confidence in the Company

is maintained. It would be

damaging

to the Company's

reputation if the market

or the general public

perceived that Employees
might

be

taking

advantage

of

their

position

in

the

Company

to

make

financial

gains

(by
dealing in securities on the basis of Inside Information).
As a guiding principle, Employees should ask themselves:
If the market was aware of all the current circumstances,

could I be perceived to be taking
advantage of my

position in an

inappropriate way? How would

it look if

the transaction were
reported on the front page of the newspaper? (the Front

Page Test)
If the Employee is unsure, he or she should consult the

CLO or Secretary.
Where any approval is required for a dealing under

this Policy, approval will not be granted
where the dealing would not satisfy the Front Page Test.
3.3

No short-term or speculative dealing
Employees must

not deal

in the

Company’s securities

on a

speculative or

short-term trading
basis. Short-term trading includes buying and selling securities on market within a

6 month
period

and

entering

into

other

short-term

dealings

(for

example,

forward

contracts).
Specifically prohibited

are purchases and

sales of Company

securities that

are subject to
Section 16(b) of the Exchange

Act by the CEO and

his/her direct reports, directors and any
holder of 10%

or more of

the Company’s issued

and outstanding securities

(collectively a
“Reporting Person”).

Sale of shares

that have been

converted after exercising

options or
rights may

not be

regarded

as short

term trading.

Reporting Persons

should check

with
the

CLO

or

Secretary

before

any

transaction

in

Company

securities,

including

option

or
rights exercises.

4

Additional restrictions applying to Restricted
Persons

Securities Deadline Policy page 4
3.4

Hedging of Company securities
Hedging includes

entering

into any

arrangements

that

operate

to limit

the

economic

risk
associated with holding the Company’s securities.
Company

securities

acquired

under

an

employee,

executive

or

director

equity

plan
operated by the Company must never be hedged prior to vesting.
Company

securities

must

never

be

hedged

while

they

are

subject

to

a

holding

lock

or
restriction

on

dealing

under

the

terms

of

an

employee,

executive

or

director

equity

plan
operated by the Company.
3.5

Dealing in other companies’ securities
Employees

may come

into possession

of Inside

Information

regarding

another company
where they are directly

involved in client

relationship management or negotiating contracts.
For

example,

where

a

person

is

aware

that

the

Company

is

about

to

sign

a

major
agreement with another company.
Employees must not

deal in the securities

in another company

if they are

aware of Inside
Information in

relation to

that company,

no matter

how they

came into

possession of

the
Inside Information.
If you are in any doubt, consult with the CLO or Secretary.
4

Additional restrictions applying to Restricted Persons
4.1

No dealing in blackout periods
Directors and salaried employees

of the Company and

any of its

subsidiaries must not deal
in Company securities during any of the following blackout periods:
●

the period starting on the 15th day of the third month of each calendar quarter until the completion of the two trading days (‘TD 1’ and ‘TD 2’) following the public release by the Company of quarterly or annual, as

the case may be,
earnings (for the avoidance of doubt, in these circumstances,

as the public
release is typically made prior to the start of TD 1, a dealing may then be made
on the trading day following TD 2, that is ‘TD3’); and
●

any other period that the Board, the CLO or the Secretary specifies from time to time.
4.2

Exceptional circumstances
If a director or

salaried employee needs

to deal in securities

during a blackout

period due
to exceptional circumstances and is not in possession of

any Inside Information, then, they
may apply for approval to deal in accordance with section 4.4.

Exceptional circumstances
are likely to include severe financial hardship or compulsion by court order.
Unless otherwise specified in the notice, any dealing permitted under this section 4.2 must comply with the other sections of this Policy (to the extent applicable).
4.3

Approval required for dealing outside blackout periods
During

any

period

that

is

not

a

trading

blackout

period

under

section

4.1,

Restricted
Persons must, prior to

any proposed dealing, seek approval

for the proposed dealing in

the
Company’s securities. Trading at

any time (even

if approval has been

obtained under this
Policy)

remains

subject

to

the

insider

trading

prohibition

in

the

Exchange

Act

and

the
Australian Corporations Act.

Additional restrictions applying to Restricted
Persons

Securities Deadline Policy page 5
4.4

Written request process

(a)

Requests for approval under

4.2 or 4.3 should

be submitted to the CLO

(or their
delegate), who will forward it to one of the following approvers:
(1)

the

Chief

Executive

Officer

(in

the

case

of

Nominated

Employees

or
Senior Executives);
(2)

the Chair of the Board (in the case of the CEO or other

Directors);
(3)

the Chair of the Audit, Governance and Risk Committee (in the case of the Chair of the Board).
(b)

A request

for approval

to

deal will

be answered

within

two business

days. The
approver, having consulted with members of management as

appropriate, may:
(1)

grant or refuse the request;
(2)

impose conditions on the dealing in their discretion.
(c)

The approver

is not

obliged to

provide reasons

for any

aspect of

their decision
and

may

revoke

their

approval

at

any

time.

If

a

request

is

not

approved

or

an
approval is revoked, that fact must be kept confidential.
(d)

Following receipt

of approval

to deal,

the approved

dealing must

occur within

5
business days

following approval

(or such

other time

specified in

the approval),
otherwise the approval

is no

longer effective, and

a new approval

must be

sought.
(e)

Approval under

this Policy

is not

an endorsement

of the

dealing. Personnel

are
responsible for their own compliance with the law.
4.5

Margin lending arrangements
(a)

Approval

must

be

obtained

by

any

Restricted

Person

in

accordance

with

the
procedure set out in section 4.4 for any:
(1)

entering into

a margin lending

arrangement in respect

of the

Company’s
securities; and
(2)

transferring

securities

in

the

Company

into

an

existing

margin

loan
account.
4.6

Confirmation of trade required
Restricted Persons

must promptly provide

the CLO or

Secretary with written

confirmation
when the

dealing has

taken

place.

In the

case

of Directors,

written confirmation

should
ideally be provided

by close

of business

on the day

the trade is

entered into

to assist

the
Company to comply

with its disclosure

obligations under the Exchange

Act and

ASX Listing
Rules.
4.7

Connected Persons
Employees

and

directors

must

take

appropriate

steps

to

ensure

that

their

“Connected
Persons”

only

deal

in

securities

in circumstances

where

the

Restricted

Person to

whom
they are connected would be

permitted to deal under this

Policy. For example, by obtaining
clearance in accordance with this Policy in respect of the Connected

Persons’ dealings.
Connected Persons are:
●

a family member who may be expected to influence, or be influenced by, the
Restricted Person in his or her dealings with the Company

or Company
securities (this may include the Restricted Person’s spouse, partner

and
children, the children of the Restricted Person’s partner,

or dependents of the
Restricted Person or the Restricted Person’s partner); and

Excluded Dealings

Securities Deadline Policy page 6
●

a company or any other entity which the Restricted Person has an ability to control.
EMG and

the Seller

Group Entities (as

defined in

Attachment 1)

are not

Connected Persons
for the purposes of this Policy.
5

Excluded Dealings
Sections 3.3, 4.1 and 4.3 of this Policy do not apply to:
(a)

participation

in

an

employee,

executive

or director

equity

plan

operated

by the
Company.

However,

where

securities

in

the

Company

granted

under

an
employee, executive or

director equity plan

cease to be

held under the

terms of
that plan, any

dealings in those securities

must only occur in

accordance with this
Policy;
(b)

dealings

that

result

in

no

effective

change

to

the

beneficial

interest

in

the
securities

(for

example,

transfers

of

Company

securities

already

held

into

a
superannuation fund or trust of which the Employee is a beneficiary);

and
(c)

trading

under

a

pre-approved

non-discretionary

trading

plan,

where

the
Employee did not enter into the plan or amend the plan during a blackout period, the plan does not permit

the Employee to exercise

any influence or discretion

in
relation

to

trading

under

the

plan

and

the

plan

cannot

be

cancelled

during

a
blackout period, other than in exceptional circumstances.
However, given such

dealings remain subject

to the insider

trading rules in

the Exchange
Act

and

the

Australian

Corporations

Act,

Employees

should

still

consider

any

legal

or
reputational issues (and discuss

any concerns they

have with the

CLO or Secretary) before
proceeding with the dealing.
6

What are the rules about insider trading?
The

Exchange Act

and

the Australian

Corporations

Act

provide

that

a

person

who

has
Inside Information about a company must not:
(a)

buy

or

sell

securities

in

a

company,

or

enter

in

an

agreement

to

buy

or

sell
securities, or

exercise options

over securities,

or otherwise

apply for, acquire

or
dispose of securities (deal);
(b)

encourage someone else to deal in securities in that company;

or
(c)

directly or indirectly provide that information to another

person where they know,
or

ought

to

know,

that

that

person

is

likely

to

deal

in

securities

or

encourage
someone else to deal in securities of that company (tipping).
These restrictions apply to all securities, not just

the Company’s securities. Note that these
prohibitions

apply

to conduct

that occurs

elsewhere

in

the world,

not

just

conduct

which
occurs in Australia or the United States.
7

What happens if this Policy is breached?
Breaches of this Policy

will be regarded by the

Company as serious and

will be subject to
appropriate sanctions including referral to enforcement agencies.
Any person

who is

suspected of

breaching this

Policy may

be suspended

from attending
the workplace on full pay pending the outcome of investigations into the alleged breach.

Who should I contact?

Securities Deadline Policy page 7
Any person who

breaches this Policy

could face disciplinary

action (including

forfeiture of
securities and/or suspension or termination of employment).
Breaches

of the

insider

trading

laws

have

serious

consequences

for

both

the

personnel
concerned

and

the

Company.

Penalties

under

the

Corporations

Act

include

financial
penalties and imprisonment.
8

Who should I contact?
Employees should contact

the CLO (who will

refer the question

to the Chair of

the Board
in

the

case

of

the

CEO

or

Directors,

and

the

Chair

of

the Audit,

Governance

and

Risk
Committee

in

the

case

of

the

Chair

of

the

Board)

if

they

are

unsure

about

whether

it

is
acceptable to deal

or communicate with

others in relation

to the Company’s

securities

or
other securities or if they have any other queries about this

Policy.

Securities Deadline Policy page 8
Attachment 1
The following definitions apply when used in the Securities Dealing

Policy.
Affiliate an affiliate of, or a person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person

specified.
Company or

Coronado
Coronado Global Resources Inc. (ARBN 628 199 468).
EMG
The Energy & Minerals Group and its Affiliates.

EMG Entities
1

EMG CC HC, LLC;
2

EMG Coronado II HC, LLC;
3

EMG Coronado IV Holdings LLC; and

4

EMG Coronado Strategic LP.
References to the rights of the EMG Entities includes

any Affiliate of
the above entities, other than the Company and any entity

it controls.
Seller Coronado Group LLC.
Seller Group Entities any or all of the Seller, the EMG Entities, or their respective successors or Affiliates (other than the Company and any entity that is controlled by the Company).